Exhibit 15.2

To the Board of Directors and Shareholders

Sysco Corporation

We are aware of the incorporation by reference of our report dated February 4, 2013 relating to the unaudited consolidated interim financial statements of Sysco Corporation and subsidiaries that are included in its Form 10-Q for the quarter ended December 29, 2012 in the following registration statements.

Sysco Corporation Form S-3	File No. 333-126199

Sysco Corporation Form S-3	File No. 333-179582

Sysco Corporation Form S-4	File No. 333-50842

Sysco Corporation Form S-8	File No. 333-147338

Sysco Corporation Form S-8	File No. 33-45820

Sysco Corporation Form S-8	File No. 333-01259

Sysco Corporation Form S-8	File No. 333-01255

Sysco Corporation Form S-8	File No. 333-66987

Sysco Corporation Form S-8	File No. 333-49840

Sysco Corporation Form S-8	File No. 333-58276

Sysco Corporation Form S-8	File No. 333-122947

Sysco Corporation Form S-8	File No. 333-129671

Sysco Corporation Form S-8	File No. 333-163189

Sysco Corporation Form S-8	File No. 333-163188

Sysco Corporation Form S-8	File No. 333-170660

/s/ Ernst & Young LLP

Houston, Texas

February 4, 2013